EXHIBIT 10.27


                    LIMITED PAYMENT AND PERFORMANCE GUARANTY
                    ----------------------------------------

     This Limited Payment and Performance Guaranty is made as of November 30, 2007 by Glimcher Properties Limited Partnership, a Delaware limited partnership ("Guarantor") to and for the benefit of KeyBank National Association, individually ("KeyBank") and as administrative agent ("Administrative Agent") for itself and the lenders under the Loan Agreement (as defined below) and their respective successors and assigns (collectively, the "Lenders").

                                    RECITALS
                                    --------

     A. Kierland Crossing, LLC, a limited liability company organized under the laws of the State of Delaware ("Borrower"), and Guarantor have requested that the Lenders make a construction, acquisition and interim loan available to Borrower in an aggregate principal amount of $220,000,000 (the "Facility").

     B. The Lenders have agreed to make the Facility available to Borrower pursuant to the terms and conditions set forth in a Construction, Acquisition and Interim Loan Agreement of even date herewith among Borrower, KeyBank, individually, and as Administrative Agent, and the Lenders named therein (as amended, modified or restated from time to time, the "Loan Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

     C. Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes in the principal amount of each Lender's Commitment as evidence of Borrower's indebtedness to each such Lender with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Loan Agreement, are collectively referred to herein as the "Notes").

     D. Glimcher Properties is the sole equity member of Glimcher Kierland Crossing, LLC, which is both the manager and a Member of the Borrower. Guarantor acknowledges that the extension of credit by the Lenders to Borrower pursuant to the Loan Agreement will benefit Guarantor by enhancing the financial strength of the Borrower. The execution and delivery of this Guaranty by Guarantor is a condition precedent to the performance by the Lenders of their obligations under the Loan Agreement.

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agrees as follows:

     1. Guarantor absolutely, unconditionally, and irrevocably guaranties to each of the Lenders:

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          (a) the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Loan Agreement, and the other Loan Documents;

          (b) the full, complete and punctual observance, performance, and satisfaction of all the obligations, duties, covenants and agreements of Borrower under the Loan Agreement with respect to the Phase III Purchase Agreement, including without limitation the funding of all proceeds required to complete the acquisition of the Phase III Retail Unit by Borrower; and

          (c) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof)

All amounts due, debts, liabilities, and payment obligations described in subparagraph (a) of this Paragraph 1 are referred to herein as the "Facility Indebtedness." All obligations described in subparagraph (b) of this Paragraph 1 are referred to herein as the "Phase III Purchase Obligations."

     Notwithstanding the foregoing, Guarantor's aggregate liability remaining hereunder as of any date with respect to the principal of the Notes as described in subparagraph (a) of this Paragraph 1 shall in no event exceed the amount obtained by (A) multiplying the then-current Guaranteed Percentage by Two Hundred Twenty Million Dollars ($220,000,000.00) and (B) subtracting from the result all repayments of the principal of the Notes received by Lenders from Guarantor or from any sources other than the proceeds of any sale, refinancing or other capital event related to the Project or other revenues generated by or attributable in any way to the Project (the "Guaranteed Amount"). Such limitation to the Guaranteed Percentage of the principal of the Notes shall not apply to interest, fees or any other amounts which comprise the Facility Indebtedness or to the Enforcement Costs, liability for which shall not be limited hereunder. The term "Guaranteed Percentage" as used in this Paragraph 1 shall initially be fifty percent (50%), subject to (a) reduction to twenty-five percent (25%) on the date on which the Pro Forma DSCR, as determined by the Administrative Agent pursuant to the Loan Agreement, equals or exceeds 1.00 to 1.0, so long as no Event of Default has occurred and is then continuing, (b) further reduction to ten percent (10%) on the date on which the Actual DSCR, as determined by the Administrative Agent pursuant to the Loan Agreement, equals or exceeds 1.25 to 1.0, so long as no Event of Default has occurred and is then continuing, and (c) subsequent increase (the "Failed Phase III Increase") on May 1, 2012, being the day after the fifty-fourth (54th) full calendar month after the Agreement Effective Date, by adding twenty percent (20%) to the then-current Guaranteed Percentage (so that the Guaranteed Percentage will be increased to 70%, if no prior reductions have occurred, or to 45% or 30%, if one or two, respectively, of the reductions under clauses (a) or (b) of this sentence have occurred) if on or before April 30, 2012 the Phase III Retail Unit has not been substantially completed by the Phase III Developer and conveyed to the Borrower in accordance with the terms of the Phase III Purchase Agreement. Notwithstanding the foregoing, so long as no Event of Default has occurred and is then continuing, the Failed Phase III Increase shall not take effect, or if it does take effect, the Failed Phase III Increase shall be eliminated and reversed, if (x) Borrower purchases the Phase III Retail Unit after April 31, 2012 and obtains a new Appraisal of the Project demonstrating that the


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Outstanding Loan Amount does not exceed seventy-five percent (75%) of the "as is" value of the Project as established by an Appraisal at such time or (y) Borrower repays a sufficient portion of the Outstanding Loan Amount so that the Outstanding Loan Amount is not more than seventy-five percent (75%) of the "as-is" value of Phases I and II of the Project as established by an Appraisal at such time or (z) Borrower delivers to the Administrative Agent additional collateral for the Facility in the form of an unconditional, irrevocable letter of credit issued by a bank acceptable to the Administrative Agent in a form acceptable to the Administrative Agent for an amount sufficient, when added to such then-current "as-is" appraised value of Phases I and II of the Project, to cause the Outstanding Loan Amount to be seventy-five percent (75%) or less of the combined face amount of such letter of credit and such then-current "as-is" appraised value of Phases I and II of the Project. In no event shall the Guaranteed Amount be reduced as a result of (i) Borrower's principal payments with respect to the Facility Indebtedness unless and until the Facility has been fully disbursed and Phases I and II of the Project have been Substantially Completed and such principal payments have caused the remaining Outstanding Loan Amount to be less than the then-current Guaranteed Amount; or (ii) Administrative Agent's foreclosure or acceptance of a deed in lieu of foreclosure with respect to any collateral securing the Indebtedness; or (iii) the payment to Administrative Agent by Guarantor of any amount pursuant to and under that certain Non-Recourse Exception Guaranty Agreement of even date herewith made by Guarantor, in favor of Administrative Agent, that certain Completion and Payment Guaranty of even date herewith made by Guarantor in favor of Administrative Agent or that certain Environmental Indemnity Agreement of even date herewith made by Guarantor and Borrower in favor of Administrative Agent. Guarantor's obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Administrative Agent or any Lender to Borrower in excess of the Guaranteed Amount.

Administrative Agent's and Lenders' agreement to the foregoing limitation on Guarantor's liability shall in no way be deemed to limit or restrict Administrative Agent's right to apply any sums paid by Guarantor to any portion of the Obligations of Borrower with respect to the Facility.

     2. In the event of any default by Borrower in making payment of the Facility Indebtedness or, in performance of the Phase III Purchase Obligations, beyond the expiration of any applicable grace period provided for in the Loan Agreement, Guarantor agrees, within thirty (30) days after written demand by the Administrative Agent or the holder of a Note, to pay the Facility Indebtedness, subject to the limitations set forth in Paragraph 1, and to perform all the Phase III Purchase Obligations, as may then be or thereafter become due and owing or to be performed under the terms of the Notes, the Loan Agreement, and the other Loan Documents.

     3. Guarantor does hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Guarantor may have against Borrower or which Guarantor or Borrower may have against the Administrative Agent or the Lenders or the holder of a Note, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, (iv) any failure by the Administrative Agent and the Lenders to


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inform Guarantor of any facts the Administrative Agent and the Lenders may now or hereafter know about Borrower, the Facility, or the transactions contemplated by the Loan Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Phase III Purchase Obligations, and (v) any and all right to cause a marshalling of assets of Borrower or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Phase III Purchase Obligations. Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Guarantor the Lenders' assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by the Administrative Agent and the Lenders to Guarantor. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent and the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders.

     4. Guarantor further agrees that Guarantor's liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Loan Agreement, or any other Loan Documents, or by the Administrative Agent or the Lenders' failure or election not to pursue any other remedies they may have against Borrower, or by any change or modification in a Note, the Loan Agreement, or any other Loan Documents, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Facility Indebtedness and performance of the Phase III Purchase Obligations until all indebtedness has been paid in full and such Phase III Purchase Obligations have been fully performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower to amend and modify a Note, the Loan Agreement or any of the other Loan Documents, or any thereof, and may waive or release any provision or provisions of a Note, the Loan Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders' rights hereunder or any of Guarantor's obligations hereunder.


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     5. This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Guarantor agrees that its obligations hereunder shall be joint and several with any and all other guarantees given in connection with the Facility from time to time. Guarantor agrees that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Loan Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Guarantor hereby waives the right to require the Administrative Agent and the Lenders to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Loan Agreement or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Guarantor's obligations hereunder, it being the purpose and intent of Guarantor that the obligations of Guarantor hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under a Note, the Loan Agreement or any other Loan Document or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to a Note, the Loan Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment. The obligations of Guarantor pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

     6. This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender's rights under the Loan Documents.

     7. If: (i) this Guaranty, a Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, a Note, the Loan Agreement, or any other Loan Document; (iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Loan Agreement, any of the Loan Documents, or any property securing the Obligations arising under the Notes, the Loan Agreement and the other Loan Documents (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Guarantor shall pay to the Administrative Agent or such Lender within thirty (30) days after written demand all reasonable attorney's fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder.


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     8. The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

     9. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Facility Indebtedness. Guarantor will not seek, accept, or retain for Guarantor's own account, any payment from Borrower on account of such subordinated debt at any time when a Default or Event of Default exists under the Loan Agreement or the Loan Documents, and any such payments to Guarantor made while any Default or Event of Default then exists under the Loan Agreement or the Loan Documents on account of such subordinated debt shall be collected and received by Guarantor in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

     10. Guarantor hereby subordinates to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Guarantor may have against Borrower arising from a payment made by Guarantor under this Guaranty and agree that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Guarantor or the Lenders or any right of Guarantor or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Phase III Payment Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Guarantor hereunder. It is expressly understood that the agreements of Guarantor set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

     11. Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

     12. Guarantor hereby submits to personal jurisdiction in the State of Ohio for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Guarantor hereby consents to the jurisdiction of the state and federal courts having jurisdiction in the State of Ohio in any action, suit, or


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proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter. Guarantor hereby agrees that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court having jurisdiction in the State of Ohio and hereby waives any objection which Guarantor may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum.

     13. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

         To Guarantor:

                  Glimcher Properties Limited Partnership
                  150 East Gay Street
                  Columbus, OH  43215
                  Attention:  George A. Schmidt
                  Telephone:  614-621-9000
                  Facsimile:  614-621-8863

         To KeyBank as Administrative Agent and as a Lender:

                  KeyBank National Association
                  127 Public Square
                  Cleveland, OH  44114
                  Attention: Kevin P. Murray, Real Estate Capital
                  Phone:  216-689-4660
                  Facsimile:  216-689-4997

         With a copy to:

                  Sonnenschein Nath & Rosenthal, LLP
                  8000 Sears Tower
                  Chicago, IL  60606
                  Attention:  Patrick G. Moran
                  Telephone:  (312) 876-8132
                  Facsimile:  (312) 876-7934

     If to any other Lender, to its address set forth in the Loan Agreement.

     14. This Guaranty shall be binding upon Guarantor, and Guarantor's permitted successors or assigns, and shall inure to the benefit of the Administrative Agent and the Lenders' successors and assigns.


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     15. This Guaranty shall be construed and enforced under the internal laws of the State of Ohio.

     16. GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                           [Signatures on next page.]


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     IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

                              GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                                 By:  Glimcher Properties Corporation,
                                      a Delaware corporation, its sole
                                      general partner


                                      By:  /s/ George A. Schmidt
                                          --------------------------------------
                                      Name:  George A. Schmidt
                                      Title: Executive Vice President and Chief
                                             Investment Officer


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